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                                   EXHIBIT 16

                         LETTER FROM ERNST & YOUNG LLP
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                       [LETTERHEAD OF ERNST & YOUNG LLP]





July 3, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

As noted in our letter of May 22, 1996, we have read Item 4 of the initial Form 8-K/A dated May 29, 1996 and have also read Item 4 of the Amended Report on Form 8-K/A dated June 26, 1996, of Community Investors Bancorp, Inc. and are in agreement with the statements contained in paragraphs 1 and 2 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                       Very truly yours,



                                       /s/ Ernst & Young LLP